EXHIBIT 10.8

STANDARD LEASE AGREEMENT

by and between

F & S PROPERTIES, LLC

(“Lessor”)

and

COTHERIX, INC.

(“Lessee”)

STANDARD LEASE

TABLE OF CONTENTS

1.	BASIC LEASE TERMS
2.	PREMISES AND COMMON AREAS
3.	TERM
4.	POSSESSION
5.	RENT
6.	OPERATING EXPENSES
7.	SECURITY DEPOSIT
8.	USE
9.	NOTICES
10.	BROKERS
11.	SURRENDER; HOLDING OVER
12.	TAXES ON LESSEE’S PROPERTY
13.	ALTERATIONS
14.	REPAIRS
15.	LIENS
16.	ENTRY BY LESSOR
17.	UTILITIES AND SERVICES
18.	ASSUMPTION OF RISK AND INDEMNIFICATION
19.	INSURANCE
20.	DAMAGE OR DESTRUCTION
21.	EMINENT DOMAIN
22.	DEFAULTS AND REMEDIES
23.	LESSOR’S DEFAULT
24.	ASSIGNMENT AND SUBLETTING
25.	SUBORDINATION
26.	ESTOPPEL CERTIFICATE
27.	BUILDING PLANNING
28.	RULES AND REGULATIONS
29.	MODIFICATION AND CURE RIGHTS OF LESSOR’S MORTGAGEES AND LESSORS
30.	DEFINITION OF LESSOR
31.	WAIVER
32.	PARKING
33.	FORCE MAJEURE
34.	SIGNS
35.	LIMITATION ON LIABILITY
36.	FINANCIAL STATEMENTS
37.	QUIET ENJOYMENT
38.	MISCELLANEOUS
39.	EXECUTION OF LEASE

EXHIBITS:

A-I	FLOOR PLAN
A-II	SITE PLAN
B	ADJUSTMENTS TO MONTHLY BASE RENT
C	DESCRIPTION OF LESSORS WORK
D	LESSEE’S INSURANCE REQUIREMENTS
E	DEFINITION OF OPERATING EXPENSES
F	STANDARDS FOR UTILITIES AND SERVICES
G	ESTOPPEL CERTIFICATE
H	RULES AND REGULATIONS
I	HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

STANDARD LEASE

This STANDARD LEASE (“Lease”) is entered into as of December 17, 2003, by and between F & S PROPERTIES, LLC, California Limited Liability Company (“Lessor”), and COTHERIX, INC., a Delaware corporation. (“Lessee”).

1.	BASIC LEASE TERMS: For purposes of this Lease, the following terms have the following definitions and meanings:

(a)	Lessor’s Address (For Notices):

F & S PROPERTIES, LLC

c/o Foster Enterprises

250A Twin Dolphin Drive

Redwood City, CA 94065-1402

or such other place as Lessor may from time to time designate by notice to Lessee.

(b)	Lessee’s Address (Premises):

CoTherix, Inc.

1301 Shoreway Road, Suite 320

Belmont, CA 94002

Lessee’s Address (For Notices): PLEASE PROVIDE / CONFIRM BELOW

Same As Above

(c)	Premises: Suite 320 of the building located at 1301 Shoreway Road as shown on Exhibit “A-I” (the “Premises”), which Premises contains approximately 5,470 rentable square feet. The Premises is located within the building commonly known as Belmont Shores Office Building (“Building”) containing approximately 142,601 rentable square feet shown on Exhibit “A-II” in the City of Belmont (“City”), County of San Mateo (“County”), State of California (“State”).

(d)	Lessee’s Percentage of Operating Expenses and Real Property: N/A

(e)	Term: Two (2) Months

(f)	Commencement Date: February 1, 2004

(g)	Expiration Date: March 31, 2004

(h)	Initial Monthly Base Rent: $10,940.00 ($2.00/s.f.). Rent is due on the first day of the month and delinquent on the sixth day. Late payments will be subject to interest and a late charge as provided in Subparagraph 22(g) below.

(i)	Base Year: N/A

(j)	Security Deposit: $10,940.00 due upon execution of the Lease.

(k)	Permitted Use: A general business office and administrative uses consistent with the office nature of the facility, and no other use without the express written consent of Lessor, which consent Lessor may withhold in its sole and absolute discretion.

(l)	Parking: Nineteen (19) parking spaces (3.5/1,000), subject to the terms and conditions of Paragraph 32 below and the Rules and Regulations regarding parking contained in Exhibit “H”.

(m)	Brokers: N/A

(n)	Guarantor(s): N/A

(o)	Interest Rate: The greater of ten percent (10%) per annum or two (2) percentage points in excess of the prime lending or reference rate of Wells Fargo Bank N.A. or any successor bank in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will no event exceed the maximum interest rate permitted to be charged by applicable law.

(p)	Exhibits: A through I inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference.

This Paragraph 1 represents a summary of the basic terms and definitions of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2.	PREMISES AND COMMON AREAS

(a)	Premises: Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.

(b)	Lessee’s Use of Common Areas: During the Term of the Lease, Lessee shall have the nonexclusive right to use in common with all other occupants of the Building, the following common areas of the Building (collectively, the “Common Areas”): the parking facilities of the Building which serve the Building, loading and unloading areas, trash areas, roadways, sidewalks, walkway, parkways, driveway, landscaped areas, conference room, exercise room, tennis court and similar areas and facilities situated within the Building and appurtenant to the Building which are not reserved for the exclusive use of any Building occupants.

(c)	Lessor’s Reservation of Rights: Provided Lessee’s use of and access to the Premises is not interfered with in an unreasonable manner, Lessor reserves for itself and for all other owner(s) and operator(s) of the Common Areas and the balance of the Building, the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building; (ii) make changes to the design and layout of the Building, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas; and (iii) use or close temporarily the Common Areas, and/or other portion of the Building while engaged in making improvements, repairs or alterations to the Building, the Building, or any portion thereof.

3.	TERM: The term of this Lease (“Term”) will be for the period designated in Subparagraph 1(e), commencing on the “Commencement Date”, and ending on the Expiration Date designated in Subparagraph 1 (g) (the “Expiration Date”).

4.	POSSESSION:

(a)	Delivery of Possession: Lessee is in possession of the Premises by virtue of a sublease by and between Oracle and Lessee, which will expire on January 31, 2004.

(b)	Condition of Premises: Unless Lessee gives Lessor written notice within ten (10) business days of taking possession of the Premises, Lessee will be deemed to have accepted the Premises in its “as-is” condition on the Commencement Date. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises, the Building, the Building or any portions thereof or with respect to the suitability of same for the conduct of Lessee’s business and Lessee further acknowledges that Lessor will have no obligation to construct or complete any additional buildings or improvements within the Building. Lessor makes no representation or warranty regarding the installation or ownership or intrabuilding network telephone or telecommunication cabling within the Building. Lessor acknowledges and consents to Lessee’s use of the furniture in the Premises owned by Oracle. Lessor consents to entry by Oracle on or before the Expiration Date to remove such furniture.

5.	RENT:

(a)	Monthly Base Rent: Lessee agrees to pay Lessor the Monthly Base Rent for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of the Term without prior notice or demand. All rent must be paid to Lessor, without any deduction or off-set unless permitted by law, in lawful money of the United States of America, at the address designated by Lessor or to such other person or at such other place as Lessor may from time to time designate in writing.

(b)	Additional Rent: All amounts and charges other than Monthly Base Rent to be paid by Lessee hereunder, will be considered additional rent for purposes of this Lease, and the word “rent” as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent in intended.

(c)	Late Payments: Late payments of Monthly Base Rent and/or item of additional rent will be subject to interest and a late charge as provided in Subparagraph 22(g) below.

6.	OPERATING EXPENSES AND REAL PROPERTY TAXES:

(a)	Operating Expenses and Real Property Taxes: Lessee will not be obligated for any payments for Operating Expenses or Real Property Taxes. The Monthly Base Rent includes full payment of all such obligations.

7.

SECURITY DEPOSIT: Concurrently with Lessee’s execution of this Lease, Lessee will deposit with Lessor the Security Deposit designated in Subparagraph 1(j). The Security Deposit will be held by Lessor as security for the full and faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease to be kept and performed by Lessee during the Term hereof. The Security Deposit is not, and may not be construed by Lessee to constitute, rent for the last month or any portion thereof. If Lessee defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of rent or additional rent, Lessor may (but will not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Lessor may spend by reason of Lessee’s default or to compensate Lessor for any loss or damage which Lessee is responsible for. If any portion of the Security Deposit is so used or applied, Lessee agrees, within thirty (30) days after Lessor’s written demand therefor, to pay Lessor an amount sufficient to restore the Security Deposit to its original amount; Lessee’s failure to do so shall constitute a default under this Lease. Lessor is not required to keep Lessee’s Security Deposit separate from its general funds, and Lessee is not entitled to interest on such Security Deposit.

8.	USE:

(a)	Lessee’s Use of the Premises: The Premises may be used for the use or uses set forth in Subparagraph 1(k) only, and Lessee will not use or permit the Premises to be used for any other purpose without the prior written consent of Lessor, which consent Lessor may withhold in its sole and absolute discretion. Lessee shall have the exclusive right to use the Premises pursuant to the foregoing provision. Nothing in this Lease will be deemed to give Lessee any exclusive right to such use in the Building.

(b)	Compliance: At Lessee’s sole cost and expense, Lessee agrees to procure, maintain and hold available for Lessor’s inspection, all governmental licenses and permits required for the proper and lawful conduct of Lessee’s business from the Premises, if any. Lessee agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered and occupied in violation of, and Lessee, at its sole cost and expense, agrees to use and occupy the Premises, and cause the Premises to be used and occupied, in compliance with: (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises, the Building or the Building now or hereafter in force, (ii) the requirements of the Board of Fire Underwriters and any other similar body, (iii) any Certificate of Occupancy issued for the Building, and (iv) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises, the Building and/or the Building. Lessee agrees to comply with the Rules and Regulations referenced in Paragraph 28 below. Lessee agrees not to do or permit anything to be done in or about the Premises or the common areas which will in any manner obstruct or interfere with the rights or other tenants or occupants of the Building, or injure or unreasonably annoy them, or use or allow the Premises or the common areas to be used for any unlawful or unreasonably objectionable purpose. Unless otherwise permitted by this Lease, Lessee agrees not to place or store any articles or materials outside of the Premises without the prior written consent of Lessor or to cause, maintain or permit any nuisance or waste in, on, under or about the Premises or elsewhere within the Building. Lessee shall not use or allow the Premises to be used for lodging, bathing or the washing of clothes without the prior written consent of Lessor.

(c)

Hazardous Materials: Except for ordinary and general office supplies, including but not limited to copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), Lessee agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of, on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Building by Lessee, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Lessee’s Parties”), without the prior written consent of Lessor, which consent Lessor may withhold in its sole and absolute discretion. Concurrently with the execution of this Lease, Lessee agrees to complete and deliver to Lessor an Environmental Questionnaire in the form of Exhibit ‘I’ attached hereto. Upon the expiration or earlier termination of this Lease, Lessee agrees to promptly remove from the Premises, the Building and the Building, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials that are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Building or any portion thereof by Lessee or any of Lessee’s Parties. To the fullest extent permitted by law, Lessee agrees to promptly indemnify, protect, defend and hold harmless Lessor and Lessor’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Lessor Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, reasonable attorney’s fees, reasonable consultant and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Building and which are caused or permitted by Lessee or any of Lessee’s Parties. Lessee agrees to promptly notify Lessor of any release of Hazardous Materials in the Premises, the Building or any other portion of the Building which Lessee becomes aware of during the Term of this Lease, whether caused by Lessee or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Lessee or any of Lessee’s Parties, Lessor shall have the right, but not the obligation, to cause Lessee to immediately take all steps Lessor deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Lessor and Lessor’s mortgagee(s). At all times during the Term of this Lease, Lessor will have the right, but not the obligation, to enter upon the Premises to reasonably inspect, investigate, sample and/or monitor the Premises to determine if Lessee is in compliance with the terms of this Lease regarding Hazardous Materials. Lessor shall make reasonable efforts to schedule such any such entrance so that it shall not impose an unreasonable burden upon Lessee. Lessor shall be responsible to Lessee for any costs that Lessee may incur due to an unreasonable entrance upon the Premises. As used in this Lease, the term “Hazardous Materials” shall mean and include any substances or wastes now or hereafter designated as hazardous or toxic material under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”) and freon and other chlorofluorocarbons. The provisions of this Subparagraph 8(c) will survive the expiration or earlier termination of this Lease.

(d)	Refuse and Sewage: Lessee agrees not to keep any trash, garbage, waste or other refuse on the Premises except in reasonably sanitary containers and agrees to regularly and frequently remove same from the Premises. Lessee shall keep all containers or other equipment used for storage of such materials in a reasonably clean and sanitary condition. Lessee shall properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage. Lessee shall keep sewage disposal system free of all obstructions and in good operating condition. If the volume of Lessee’s trash becomes excessive in Lessor’s judgment, Lessor shall have the right to charge Lessee a reasonable amount for additional trash disposal services or to require that Lessee contract directly for additional trash disposal services at Lessee’s sole cost and expense.

9.	NOTICES: Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Lessee shall be sufficient if delivered to Lessee at the Premises and notices to Lessor shall be sufficient if delivered to Lessor at the address designated in Subparagraph 1(a). Either party may specify a different address for notice purposes by written notice to the other, except that the Lessor may in any event use the Premises as Lessee’s address for notice purposes if Lessee does not notify Lessor of a valid address for notices.

10.	BROKERS: (No brokers involved) The parties acknowledge that the only broker(s) involved in the consummation of this Lease are stated in Subparagraph 1(m). Lessor and Lessee each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including reasonable attorney’s fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease. Lessee agrees that Lessor will not recognize or compensate any third party broker with regards to any renewals and/or expansions unless such renewal or expansion rights are included within this Lease at the time of execution by the parties and in Lessor’s commission agreement with the broker(s) specified in Subparagraph 1(n).

11.	SURRENDER; HOLDING OVER:

(a)	Surrender: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Lessor, operate as an assignment to Lessor of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Lessee agrees to peaceably surrender the Premises to Lessor broom clean and otherwise in the same condition as received, ordinary wear and tear and casualty damage excepted, with all of Lessee’s personal property, fixtures, and alterations removed from the Premises and all damage caused by such removal repaired. The delivery of keys to any employee of Lessor or to Lessor’s agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(b)	Holding Over: If Lessee holds over after the expiration or earlier termination of the Term, Lessor may, at its option, treat Lessee as a tenant as sufferance only, and such continued occupancy by Lessee shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, including the payment of Operating Expenses, except that the Monthly Base Rent for any month or partial month during which Lessee holds over shall be equal to one hundred fifty percent (150%) of Monthly Base Rent in effect under this Lease immediately prior to such holdover. Acceptance by Lessor of rent after such expiration or earlier termination will not result in a renewal of this Lease. If Lessee fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Lessor, Lessee agrees to promptly indemnity, protect, defend and hold Lessor harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, finds, expenses and costs (including attorneys’ fees and costs), including, without limitation, costs and expenses incurred by Lessor in returning the Premises to the condition in which Lessee was to surrender it and claims made by any succeeding tenant founded on or resulting from Lessee’s failure to surrender the Premises. The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease.

12.	TAXES ON LESSEE’S PROPERTY: Lessee agrees to pay before delinquency, all taxes and assessments (real and personal) levied against Lessee’s business operations or any personal property, improvements, alterations, trade fixtures or merchandise placed by Lessee in or about the Premises.

13.	ALTERATIONS: Lessee shall not make any alterations or add any fixtures to the Premises or any other aspect of the Building.

14.	REPAIRS:

(a)

Lessor’s Obligations: Lessor agrees to repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Lessor, unless such maintenance and repairs are (i) attributable to items installed in Lessee’s Premises which are above standard interior improvements (such as, for example, custom lighting, special HVAC and/or electrical panels or systems, kitchen or rest room facilities and appliances constructed or installed within Lessee’s Premises) or (ii) caused in part or in whole by the act, neglect or omission of Lessee, its agents, servants, employees or invitees, in which case Lessee will pay to Lessor, as additional rent, the reasonable cost of such maintenance and repairs. Except as provided in this Subparagraph 14(a), Lessor has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Lessor’s sole obligation with respect to the provisions of telephone or telecommunication services shall be to provide an interface with the telephone network at the demarcation point supplied by the local public utility and cable pairs in an amount consistent with the engineering standards to which the Building was designed. Lessor will not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given by Lessor by Lessee. Except as provided in Paragraph 20, Lessee will not be entitled to any abatement of rent and Lessor will not have any liability by reason of any injury to or interference with Lessee’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Lessee shall notify Lessor prior to exercising its right to make repairs at Lessor’s expense under any laws, statute, ordinance, rule, regulation, order or ruling (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature).

(b)	Lessee’s Obligations: Lessee agrees to keep, maintain and preserve the Premises in the same condition as received and repair any damage to the Premises arising from any action or omission by Lessee at Lessee’s sole cost and expense. Any such maintenance and repairs will be performed by Lessor’s contractor or by such contractor or contractors as Lessee may choose from an approved list to be submitted by Lessor. Lessee’s maintenance and repair obligation shall include the obligation to maintain and repair all the wire between the distribution terminal on the floor where the Premises are located and the telephone jack(s) in the Premises (such wire is hereafter referred to as “Network Terminating Wire”) and all telephone or telecommunication wiring (including jacks) located within the Premises (hereafter referred to as “Inside Wire”). Lessee agrees to pay all costs and expenses incurred in such maintenance and repair within thirty (30) days after billing by Lessor or such contractor or contractors. Lessee agrees to cause any mechanics’ liens or other liens arising as a result of work performed by Lessee or at Lessee’s direction to be eliminated as provided in Paragraph 15 below. If Lessee refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Lessor, Lessor, at any time following ten (10) days from the date on which Lessor makes a written demand on Lessee to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Lessee agrees to pay to Lessor as additional rent, Lessor’s reasonable costs for making such repairs plus an amount not to exceed five percent (5%) of such costs for overhead, within thirty (30) days of receipt from Lessor of a written itemized bill therefor. Any amounts not reimbursed by Lessee within such thirty (30) day period will bear interest at the Interest Rate until paid by Lessee.

15.	LIENS: Lessee agrees not to permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Building, the Building or the Premises, nor against Lessee’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Lessee or any other act or omission of Lessee or Lessee’s agents, employees, contractors, licensees or invitees. At Lessor’s request, Lessee agrees to provide Lessor with an enforceable, and final lien release (or other evidence reasonably requested by Lessor to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises. Lessor will have the right at all reasonable times to post on the Premises and record any notices of nonresponsibility which it deems necessary for protection from such liens. If any such liens are filed, Lessee will, at its sole cost and expense, promptly cause such liens to be released so that it in longer affects title to the Building, the Building or the Premises. If lessee fails to cause any such liens to be so released or bonded within thirty (30) days after filing thereof, such failure will be deemed a material breach by Lessee under the Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Lessor may, without waiving its rights and remedies based on such breach, and without releasing Lessee from any of its obligations, cause such liens to be released by any reasonable means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Lessee agrees to pay to Lessor within thirty (30) days after receipt of invoice from Lessor, any sum paid by Lessor to remove such liens, together with interest at the Interest Rate from the date of such payment by Lessor.

16.	ENTRY BY LANDLORD: Lessor and its employees and agents will at all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Lessor to Lessee hereunder, to show the Premises to prospective purchasers or lessees, to post notices of nonresponsibility, and/or to repair the Premises as permitted or required by this Lease. In exercising such entry rights, Lessor will endeavor to minimize, as reasonably practicable, the interference with Lessee’s business, and will provide Lessee with reasonable advance notice of any such entry (except in emergency situations). Lessor will at all times have and retain a key with which to unlock all doors in the Premises, excluding Lessee’s vaults and sales. Except in the case of the gross negligence or willful misconduct of Lessor, any entry to the Premises obtained by Lessor will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Lessee from the Premises.

17.

UTILITIES AND SERVICES: Throughout the Term of the Lease so long as the Premises are occupied, Lessor agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services attached hereto as Exhibit “F”. Except for Lessor’s gross negligent or willful misconduct Lessor will not be liable to Lessee for any failure to furnish any of the foregoing utilities and services if such failure is caused by all or any of the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Lessor’s reasonable control. In addition, in the event of any stoppage or interruption of services or utilities, Lessee shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraphs 20(f) or 21(b) if such failure results from a damage or laking described therein), no eviction of Lessee will result from such failure and Lessee will not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Lessor agrees to diligently attempt to resume service promptly. If Lessee requires or utilizes an unreasonably greater amount of water or electrical power, Lessor may at its option require Lessee to pay, as additional rent, the cost, as reasonably determined by Lessor, incurred by such extraordinary usage and/or Lessor may install separate meter(s) for the Premises, at Lessee’s sole expense, and Lessee agrees thereafter to pay all shares of the utility providing service.

18.	ASSUMPTION OF RISK AND INDEMNIFICATION:

(a)	Assumption of Risk: Except with respect to Lessor’s gross negligence or willful misconduct, Lessee, as a material part of the consideration to Lessor, agrees that neither Lessor nor any Lessor Indemnified Parties (as defined in Subparagraph 8(c) above) will be liable to Lessee for, and Lessee expressly assumes the risk of and waives any and all claims it may have against Lessor or any Lessor Indemnified Parties with respect to, (i) any and all damage to property or injury to persons in, upon or about the premises, the Building or the Building caused by other tenants or persons in or about the Building or the Building, or caused by quasi-public work, unless Lessor is legally responsible for such third parties’ actions or omissions; (ii) any damage to property entrusted to employees of the Building, unless Lessee entrusted the property to an employee of the Building at Lessor’s direction; (iii) any loss of or damage to property by theft or otherwise, unless such theft or damage resulted from a breach by Lessor of any legal duty; or (v) any injury or damage to person or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Building or from the roof, street or subsurface or from any other place, or resulting from dampness, unless Lessor is legally responsible for such condition. Neither Lessor nor any Lessor Indemnified Parties will be liable for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Lessee or any Lessee Parties or for interference with light. Lessee agrees to give prompt notice to Lessor in case of fire or accidents in the Premises or the Building, or of defects therein or in the fixtures or equipment that may come to Lessee’s attention.

(b)	Indemnification:

(1) Each party (the “Indemnifying Party”) will be liable for, and agrees to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless the other party (the “Indemnified Party”) and their partners, officers, directors, employees, agents, contractors, invitees, successors and assigns (the “Indemnified Parties”) from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including reasonable attorney’s fees and court costs (collectively, “Lessee Indemnified Claims”), arising or resulting from (i) any act or omission of the Indemnifying Party and their partners, officers, directors, employees, agents, contractors, invitees, successors and assigns (the “Indemnifying Parties”); (ii) the use of the Premises and Common Areas by the Indemnifying Parties, or any other activity, work or thing done, permitted or suffered by the Indemnifying Parties, in or about the Premises, the Building or elsewhere within the Building; and/or (iii) any default by the Indemnifying Party or any obligations on the Indemnifying Party’s part to be performed under the terms of this Lease. In case any action or proceeding is brought against the Indemnified Party or any Indemnified Parties by reason of any such Indemnified Claims, the Indemnifying Party, upon notice from the Indemnified Party, agrees to promptly defend the same at the Indemnifying Party’s sole cost and expense. The Indemnifying Party shall have the authority to control the defense of any such Indemnified Claims provided that the Indemnifying Party shall not settle such Indemnified Claim without the Indemnified Party’s written consent. Notwithstanding the foregoing provisions of this Subparagraph, Lessee shall have no liability hereunder for claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorneys’ fees and court costs to the extent arising from the gross negligence or willful misconduct of Lessor or any Lessor Indemnified Parties.

(2) Lessor will be liable for, and agrees to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Lessee from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorneys’ fees and court costs (collectively, “Lessor Indemnified Claims”), arising or resulting from the grossly negligent or intentionally willful act or omission of Lessor or its agent or employees.

(c)	Survival; No Release of Insurers: The indemnification obligations under Subparagraph 18(b) shall survive the expiration or earlier termination of this Lease. The parties’ covenants, agreements and the indemnification obligations in Subparagraphs 18(a) and 18(b) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease.

19.	INSURANCE:

(a)	Lessee’s Insurance: On or before the earlier to occur of (i) the Commencement Date, or (ii) the date Lessee commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date), and continuing throughout the entire Term hereof and any other period of occupancy, Lessee agrees to keep in full force and effect, at it sole cost and expense, the insurance specified on Exhibit “D” attached hereto. Lessor reserves the right to require any other form or forms of insurance as Lessee or Lessor or any mortgagees of Lessor may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent lessee would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates. Lessor makes no representation that the limits of liability required to be carried by Lessee under the terms of this Lease are adequate to protect Lessee’s interests and Lessee should obtain such additional insurance or increased liability limits as Lessee deems appropriate.

(b)	Supplemental Lessee Insurance Requirements: All policies must be in a form reasonably satisfactory to Lessor and issued by an insurer admitted to do business in the state in which the Building is located. All policies must be issued by insurers with a policyholder rating of “A” and a financial rating of “X” in the most recent version of Best’s Key Rating Guide. All policies must contain a requirement to notify Lessor (and Lessor’s property manager and any mortgagees or ground lessors of Lessor who are named as additional insurers, if any) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Lessee agrees to deliver to Lessor, as soon as practicable after placing the required insurance, but in any event within the time frame specified in Subparagraph 19(a) above, certificate(s) of insurance and/or if required by Lessor, certified copies of each policy evidencing the existence of such insurance and Lessee’s compliance with the provisions of this Paragraph 19. Lessee agrees to cause replacement policies or certificates to be delivered to Lessor not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Lessor will have the right, but not the obligation, to obtain such insurance as Lessor deems necessary to protect Lessor’s interests at Lessee’s expense. If Lessor obtains any insurance that is the responsibility of Lessee under this Paragraph 19, Lessor agrees to deliver to Lessee a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Lessee agrees to promptly reimburse Lessor for such costs as additional rent. General Liability and Automobile Liability policies under Paragraphs 1 and 5 of Exhibit “D” attached hereto must name Lessor and Lessor’s property manager (and at Lessor’s request, Lessor’s mortgagees and ground lessors of which Lessee has been informed in writing) as additional insured and must also contain a provision that the insurance afforded by such policy is primary insurance and any insurance carried by Lessor and Lessor’s property manager of Lessor’s mortgagees or ground lessors, if any, will be excess over and non-contributing with Lessee’s insurance. Lessee shall deliver to Lessor, along with the certificate of insurance mentioned above, an endorsement listing Lessor as additional insured.

(c)	Lessee’s Use: Lessee will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building or the Development Common Areas. If Lessee’s occupancy or business in, or on, the premises, whether or not Lessor has consented to the same, results in any increase in premiums for the insurance periodically carried by Lessor with respect to the Building or the Development or results in the need for Lessor to maintain special or additional insurance, Lessee agrees to pay Lessor the cost of any such increase in premiums or special or additional coverage as additional rent within ten (10) days after being billed therefore by Lessor. Lessee agrees to promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

(d)	Cancellation of Lessor’s Policies: If any of Lessor’s insurance policies are canceled or cancellation is threatened or the coverage reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Lessee or any assignee or subtenant of Lessee or by anyone Lessee permits on the Premises and, if Lessee fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after notice thereof, Lessee will be deemed to be in material default of this Lease and Lessor may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Lessee shall promptly pay Lessor the reasonable costs of such remedy as additional rent. If Lessor is unable, or elects not to remedy such condition, then Lessor will have all of the remedies provided for in this Lease in the event of a default by Lessee.

(e)	Waiver of Subrogation: Lessor’s and Lessee’s property and liability insurance shall contain a clause whereby the insurer waives all rights of recovery by way of subrogation against Lessee and Lessor respectively. Lessee shall also obtain and furnish evidence to Lessor of the waiver by Lessee’s workers compensation insurance carrier of all rights or recovery by way of subrogation against Lessor and Lessor shall do the same with respect to its workers compensation insurance.

20.	DAMAGE OR DESTRUCTION:

(a)	Destruction: If the Premises or the Building are damaged by fire or other casualty to an extent exceeding fifty percent (50%) of the full replacement cost thereof, Lessee may terminate this Lease effective as of the date which is ten (10) days after Lessor’s receipt of Lessee’s election to so terminate.

(b)	Notice: Under any of the conditions of Subparagraph 20(a) or (b) above, Lessor agrees to give written notice to Lessee of its intention to repair or terminate, as permitted in such paragraphs, within the earlier of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Lessor’s receipt of the estimate from Lessor’s contractor (the applicable time period to be referred to herein as the “Notice Period”).

(c)	Termination Rights: If Lessor elects to repair, reconstruct and restore pursuant to Subparagraph 20(b) (i) hereinabove, and if Lessor’s contractor estimates that as a result of such damage, Lessee cannot be given reasonable use of and access to the Premises within thirty (30) days after the date of such damage, then either Lessor or Lessee may terminate this Lease effective upon delivery of written notice to the other within ten (10) days after Lessor delivers notice to Lessee of its election to so repair, reconstruct or restore.

(d)	Lessee’s Costs and Insurance Proceeds: In the event of any damage or destruction of all or any part of the Premises, Lessee agrees to immediately (i) notify Lessor thereof, and (ii) deliver to Lessor all property insurance proceeds received by Lessee with respect to any tenant improvements installed by or at the cost of Lessee and any alterations, but excluding proceeds for Lessee’s furniture, trade fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 20, and Lessee hereby assigns to Lessor all rights to receive such insurance proceeds. If, for any reason (including Lessee’s failure to obtain insurance for the full replacement cost of any Lessee Improvements installed by or at the cost of Lessee and any alterations from any and all casualties), Lessee fails to receive insurance proceeds covering the full replacement cost of any such tenant improvements and any alterations which are damaged. Lessee will be deemed to have self-insured the replacement cost of such item’s, and upon any damage or destruction thereto, Lessee agrees to immediately pay to Lessor the full replacement cost of such item’s, less any insurance proceeds actually received by Lessor from Lessor’s of Lessee’s insurance with respect to such item’s.

(e)	Abatement of Rent: In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 20, rent will be abated or reduced, as the case may be, from the date of such casualty, in proportion to the degree to which Lessee’s use of the Premises is impaired during such period of repair until such use is restored. Except for abatement of rent as provided hereinabove or as provided by law, Lessee will not be entitled to any compensation or damages for loss of, or interference with, Lessee’s business or use or access of all or any part of the Premises or for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.

(f)	Damage Near End of Term: Lessor and Lessee shall each have the right to terminate this Lease if any damage to the Premises or the Building occurs during the last twelve (12) months of the Term of this Lease where Lessor’s contractor estimates in writing delivered to Lessor and Lessee the repair, reconstruction or restoration of such damage cannot be complete within sixty (60) days after the date of such casualty or during the balance of the term. If either party desires to terminate this Lease under this Subparagraph (20g), it shall provide written notice to the other party of such election within ten (10) days after receipt of Lessor’s contractor’s repair estimates.

21.	EMINENT DOMAIN:

(a)	Substantial Taking: If the whole of the Premises, or such part thereof as shall substantially interfere with Lessee’s use and occupancy of the Premises, as contemplated by this Lease, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.

(b)	Partial Taking: Abatement of Rent: In the event of a taking of a portion of the Premises which does not substantially interfere with Lessee’s use and occupancy of the Premises, then, neither party will have the right to terminate this Lease and Lessor will thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Lessor receives proceeds therefor from the condemning authority), and rent will be abated with respect to the part of the premises which Lessee is deprived of on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Building is taken (whether or not such taking substantially interferes with Lessee’s use of the Premises), Lessor may terminate this Lease upon thirty (30) day’s prior written notice to Lessee.

(c)

Condemnation Award: In connection with any taking of the Premises of the Building, Lessor will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Lessee, it being expressly understood and agreed by Lessee that no portion of any such award will be allowed or paid to Lessee for any so-called bonus or excess value will be the sole property of Lessor. Lessee agrees not to assert any claim against Lessor or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Lessee will have the right to recover from the condemning authority (but not from Lessor) any compensation as may be separately awarded or recoverable by Lessee for the taking of Lessee’s furniture, fixtures, equipment and other personal property within the Premises, for Lessee’s relocation expenses, and for any loss of goodwill or other damage to Lessee’s business by reason of such taking.

(d)	Temporary Taking: In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease will remain unaffected thereby and rent will not abate, and (ii) Lessee will be entitled to receive such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking remains in force at the expiration or earlier termination of this Lease, Lessee will then pay to Lessor a sum equal to the reasonable cost of performing Lessee’s obligations under Paragraph 11 with respect to surrender of the Premises and upon such payment Lessee will be excused from such obligations. For purpose of this Subparagraph 21(d), a temporary taking shall be defined as a taking for a period of sixty (60) days or less.

22.	DEFAULTS AND REMEDIES:

(a)	Defaults: The occurrence of any one or more of the following events will be deemed a default by Lessee:

(i)	The abandonment or vacating of the Premises by Lessee. Unless Lessee otherwise notifies Lessor, the Premises will be deemed abandoned if Lessee does not occupy premises for twenty-five (25) consecutive business days.

(ii)	The failure by Lessee to make any payment of rent or additional rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure continues for a period of five (5) business days after written notice thereof from Lessor to Lessee.

(iii)	The failure by Lessee to observe or perform any of the express covenants or provisions of this Lease to be observed or performed by Lessee, other than as specified in Subparagraph 22(a) (i) or (ii) above, where such failure continues for a period of five (5) business days after written notice thereof from Lessor to Lessee. If the nature of Lessee’s default is such that more than five (5) business days are reasonably required for its cure, then Lessee will not be deemed to be in default if Lessee commences such cure within such five (5) business days period and thereafter diligently pursues such cure to completion.

(iv)	(A) the making by Lessee of any general assignment for the benefit of creditors; (B) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (C) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days, or (D) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease where such seizure is not discharged within thirty (30) days.

(b)	Lessor’s Remedies; Termination: In the event of any default by Lessee, in addition to any other remedies available to Lessor at law or in equity under applicable law, Lessor will have the immediate right and option to terminate this Lease and all rights of Lessee hereunder. If Lessor elects to terminate this Lease then, to the extent permitted under applicable law, Lessor may recover from Lessee: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that could be reasonably avoided; plus (iv) any other amount necessary to compensate Lessor for any damages proximately caused by Lessee’s breach of any of its obligations under this Lease including, but not limited to: reasonable attorneys’ fees, brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises made necessary by Lessee’s breach, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Lessee’s personal property, equipment, fixtures, alterations, the tenant improvements and any other items which Lessee is required under this Lease to remove but does not remove. As used in Subparagraphs 22(b) (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c)	Right to Recover Rent as It Becomes Due: Provided that Lessee has not terminated the Lease, Lessor may exercise the remedy described in California Civil Code Section 1951.4 (Lessor may continue lease in effect after lessee’s breach and abandonment, and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Lessee hereby specifically acknowledges and agrees that the limitations on its right to sublet or assign, as set forth in Paragraph 24 or the Lease, are reasonable.

(d)	Lessor’s Remedies; Re-Entry Rights: In the event of any default by Lessee, in addition to any other remedies available to Lessor under this Lease, at law or in equity, Lessor will also have the right, with or without terminating this Lease, to re-enter the Premises and reasonably remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of, as is reasonable under the circumstances, at the sole cost and expense of and for the account of Lessee in accordance with the provisions of Paragraph 13 of this Lease or any other procedures permitted by applicable law. No reasonable re-entry or taking possession of the Premises by Lessor pursuant to this Subparagraph 22 (d) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction.

(e)	Lessor’s Remedies; Re-Letting: If Lessor does not elect to terminate this Lease, Lessor may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on reasonable terms and conditions with the right to make reasonable alterations and repairs to the Premises in connection with such reletting. If Lessor elects to relet the Premises, then rents received by Lessor from such reletting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of the reasonable cost of such reletting; third, to the payment of the reasonable cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Lessor and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such relatting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Lessee hereunder, then Lessee agrees to pay such deficiency to Lessor within thirty (30) days of demand therefore by Lessor. Such deficiency will be calculated and paid monthly.

(f)	Lessor’s Remedies; Performance for Lessee: All covenants and agreements to be performed by Lessee under any of the terms of this Lease are to be performed by Lessee at Lessee’s sole cost and expense and without any abatement of rent. If Lessee fails to pay any sum of money owed to any party other than Lessor, for which its is liable under this Lease, or if Lessee fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Lessor, Lessor may, without waiving or releasing Lessee from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Lessee. Lessee agrees to reimburse Lessor upon demand for all sums so paid by Lessor and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Lessor until reimbursed by Lessee. This remedy shall be in addition to any other right or remedy of Lessor set forth in this Paragraph 22.

(g)	Late Payment: If Lessee fails to pay any installment of rent within five (5) days of when due or it Lessee fails to make any other payment for which Lessee is obligated under this Lease within five (5) days of when due, such late amount will accrue interest at the Interest Rate and Lessee agrees to pay Lessor as additional rent such interest on such amount from the date such amount becomes due until such amount is paid. In addition, Lessee agrees to pay to Lessor concurrently with such late payment amount, as additional rent, a late charge equal to ten percent (10%) of the amount due to compensate Lessor for the extra costs Lessor will incur as a result of such late payment. Acceptance of any such interest will not constitute a waiver of the Lessee’s default with respect to the overdue amount, or prevent Lessor from exercising any of the other rights and remedies available to Lessor. If Lessee incurs a late charge more than three (3) times in any period of twelve (12) months during the Lease Term, then, notwithstanding that Lessee cures the late payments for which such late changes are imposed, Lessor will have the right to require Lessee thereafter to pay all installments of Monthly Base Rent quarterly in advance throughout the remainder of the Lease Term.

(h)	Rights and Remedies Cumulative: All rights, options and remedies of Lessor to the extent permitted by applicable law contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Lessee’s indemnification of Lessor pursuant to any provision of this Lease.

23.	LESSOR’S DEFAULT: Lessor will not be in default in the performance of any obligation required to be performed by Lessor under this Lease unless Lessor fails to perform such obligation within fifteen (15) business days after the receipt of written notice from Lessee specifying in detail Lessor’s failure to perform; provided however, that if the nature of Lessor’s obligation is such that more than fifteen (15) business days are required for performance, then Lessor will not be deemed in default if it commences such performance within such fifteen (15) business day period and thereafter diligently pursues the same to completion. Upon any default by Lessor, Lessee may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Paragraph 35 of this Lease.

24.	ASSIGNMENT AND SUBLETTING:

(a)

Restriction on Transfer: Except as expressly provided in this Paragraph 24, Lessee will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Lessee (any such assignment, encumbrance, sublease or the like will sometimes be referred to as a “Transfer”), without the prior written consent of Lessor, which consent Lessor will not unreasonably withhold. For purposes of this Paragraph 24, if Lessee is a corporation, partnership or other business entity, any transfer, assignment, encumbrance or hypothecation of more than sixty percent (60%) (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Paragraph 24.

(b)	Transfer Notice: If Lessee desires to effect a Transfer, then at least thirty (30) days prior to the date when Lessee desires the Transfer to be effective (the “Transfer Date”), Lessee agrees to give Lessor a notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as “Transferee”), reasonable information (including references) concerning the character, ownership and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Lessee and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Lessor may reasonably require.

(c)	Lessor’s Options: Within fifteen (15) days of Lessor’s receipt of any Transfer Notice, and any additional information requested by Lessor concerning the proposed Transferee’s financial responsibility, Lessor will notify Lessee of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Lessor may impose in providing such consent, or (ii) refuse such consent; which refusal shall be on reasonable grounds.

(d)	Additional Conditions: A condition to Lessor’s consent to any Transfer of this Lease will be the delivery to Lessor or a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Lessor. Tenant shall pay to Landlord monthly, as additional rent, at the same time as the monthly installments of Rent are payable hereunder, any consideration paid by the Transferee for the Transfer, including, in the case of a sublease, the excess of fifty percent (50%) of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space; provided that Tenant’s obligation to pay such portion of excess Transfer consideration to Landlord shall not arise until Tenant has recovered from such excess Transfer consideration, Tenant’s expenses on account of such Transfer (which shall be limited to reasonable advertising costs, costs of tenant improvements provided by Tenant, brokerage commissions, and reasonable legal fees.). No Transfer will release Lessee of Lessee’s obligations under this Lease or alter the liability of Lessees to pay the rent and to perform all other obligations to be performed by Lessee hereunder. Lessor may require that any Transferee (i) remit directly to Lessor on a monthly basis, all monies due Lessee by said Transferee and (ii) assume the obligations of Lessee hereunder occurring after the date of transfer. Consent by Lessor to one Transfer will no be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against such Transferee or successor. If Lessee affects a Transfer or requests the consent of Lessor to any Transfer (whether or not such Transfer is consummated), then, upon demand, Lessee agrees to pay Lessor a non-refundable administrative fee of Two Hundred Fifty Dollars ($250.00), plus Lessor’s reasonable attorneys’ fees.

25.	SUBORDINATION: Without the necessity of any additional document being executed by Lessee for the purpose of effecting a subordination, and at the election of Lessor or any mortgagee or beneficiary with a deed of trust encumbering the Building and/or the Building, or any Lessor of a ground or underlying lease with respect to the Building, this Lease will be subject and subordinate at all times to: (i) all ground lease or underlying leases which may now exist or hereafter be executed affecting the Building; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Building, the Building or any leases thereof, or Lessor’s interest and estate in any of said items, is specified as security. Notwithstanding the foregoing, Lessor reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease. If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Lessor’s successor in interest, Lessee agrees to attorn to and become the lessee of such successor provided that the terms of the Lease relating to Lessee’s rights and responsibilities remain in materially the same form, in which event Lessee’s right to possession of the Premises will not be disturbed as long as Lessee is not in default under this Lease. Lessee hereby waives its rights under any law which gives or purports to give Lessee any right to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder in the event of any such foreclosure proceeding of sale. Lessee convenants and agrees to execute and deliver, upon demand by Lessor and in the form reasonably required by Lessor, any additional documents evidencing the priority or subordination of this Lease and Lessee’s attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. If Lessee fails to sign and return any such documents within ten (10) days of receipt, Lessee will be in default hereunder.

26.

ESTOPPEL CERTIFICATE: Within ten (10) days following any written request which Lessor may make from time to time, Lessee agrees to execute and deliver to Lessor an estoppel certificate as may reasonably be required by Lessor. Lessor and Lessee intend that any statement delivered pursuant to the Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Lessee’s failure to deliver such statement within such time will be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance. Without limiting the foregoing, if Lessee fails to deliver any such statement within such ten (10) day period, Lessor may deliver to Lessee an additional request for such statement and Lessee’s failure to deliver such statement to Lessor within ten (10) days after delivery of such additional request will constitute a default under this Lease, Lessee agrees to indemnify and protect Lessor from and against any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and costs) attributable to any failure by Lessee to timely deliver any such estoppel certificate to Lessor as required by this Paragraph 26.

27.	BUILDING PLANNING: If Lessor requires the Premises for use in conjunction with another suite or for other reasons connected with the planning program for the Building or the Building, Lessor will have the right, upon sixty (60) days’ prior written notice to Lessee, to move Lessee to other space in the Building of substantially similar size, accommodations, and features as the Premises, and with lessee improvements of substantially similar age, quality and layout as then existing in the Premises. Any such relocation will be at Lessor’s cost and expense, including the cost of providing such substantially similar lessee improvements (but not any furniture or personal property) and Lessee’s reasonable moving, telephone installation and stationary reprinting costs. If Lessor so relocates Lessee, the terms and conditions of this Lease will remain in full force and effect an apply to the new space, except that (a) a revised Exhibit “A-1” will become part of this Lease and will reflect the location the new space, (b) Paragraph 1 of this Lease will be amended to include and state all correct data as to the new space, (c) the new space will thereafter be deemed to be the “Premises”, and (d) all economic terms and conditions (e.g. rent, total Base Operating Expense, etc.) will be adjusted on a per square foot basis based on the total number of rentable square feet of area contained in the new space but in no event greater than the terms and conditions of this lease. Lessor and Lessee agree to cooperate fully with one another in order to minimize the inconvenience to Lessee resulting from any such relocation and the parties shall execute the amendment of this lease. Upon receipt of written notice from Lessor indicating Lessor’s intent to move Lessee to other space, Lessee shall have the right to Inspect such other space. If Lessee is not satisfied by any space offered by Lessor pursuant to this Paragraph 27, Lessee shall be entitled to terminate the lease, which shall be effective upon Lessor’s intended move date.

28.	RULES AND REGULATIONS: Lessee agrees to faithfully observe and comply with the “Rules and Regulations,” a copy of which is attached hereto and incorporated herein by this reference as Exhibit “H”, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Lessor. Lessor will not be responsible to Lessee for the violation or non-performance by any other lessee or occupant of the Building of any of the Rules and Regulations.

29.	MODIFICATION AND CURE RIGHTS OF LESSOR’S MORTGAGEES AND LESSORS: If, in connection with Lessor’s obtaining or entering into any financing or ground lease for any portion of the Building or the Building, the lender or ground lessor requests modifications to this Lease, Lessee, within ten (10) days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not increase the monetary obligations of Lessee under this Lease or adversely affect the leasehold estate created by the Lease. In the event of any default on the part of Lessor under this Paragraph 29, Lessee will give written notice to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Lessor whose address has been furnished to Lessee by Lessor, and Lessee agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, reasonable time to obtain possession of the Premises, subject to this Lease and Lessee’s rights hereunder, by power of sale or a judicial foreclose, if such should prove necessary to effect a cure).

30.	DEFINITION OF LESSOR: The term “Lessor”, as used in this Lease, so far as covenants or obligations on the part of Lessor are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Lessor arising after the date of such transfer, Lessor and Lessor’s transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Building, the Building, the Premises and/or this Lease without the consent of Lessee provided that such transfer does not increase the monetary obligations of Lessee under this Lease or adversely affect the leasehold estate created by the Lease. Any such transfer or subsequent transfer permitted under this Paragraph 30 will not be deemed a violation on Lessor’s part of any of the terms and conditions of this Lease.

31.

WAIVER: The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of rent or any other payment hereunder by Lessor will not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Lesser of a lessor sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment if such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Lessor to or of any act by Lessee requiring Lessor’s consent or approval will not be deemed to waive or render unnecessary Lessor’s consent or approval to or of any subsequent similar acts by Lessee.

32.	PARKING: Lessee shall be entitled to use, in common with other lessees and Lessor and its agents, the number of assigned and/or undesignated vehicle parking spaces allocated to Lessee in Paragraph 1(I) subject to the terms and conditions of this Paragraph 32 and the Rules and Regulations regarding parking, and the parking contained in Exhibit “I” attached hereto; provided however, that if the size of the Premises shall hereafter be reduced, whether pursuant to an amendment of lease or any modification to this standard lease form or otherwise, the number of parking spaces allocated to Lessee shall automatically be reduced pro rata. Upon request, Lessee shall provide Lessor with the license plate numbers of all vehicles used at the Facility by Lessee’s employees. In the event that, pursuant to any modification or amendment to this standard form lease, Lessee is at any time given any right to the exclusive use of any designated parking stalls or facilities, Lessor shall nevertheless have the right from time to time to substitute other designated parking stalls or facilities therefor, so long as such substitute stalls or facilities are reasonably comparable. If Lessee parks more vehicles in the Facility’s parking area than are permitted under this Section, Lessor shall have the right, without limitation to Lessor’s other remedies under this Lease, to collect from Lessee a daily charge, to be reasonably determined by Lessor, for each such additional vehicle.

33.	FORCE MAJEURE: If either Lessor or Lessee is delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption or any public utilities (e.g., electricity, gas, water, telephone) or other unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act or obligation will be excused for the period of the delay and the period for the performance of any such act shall be extended by the length of such delay. If premises can not be occupied for a period exceeding thirty (30) days, Lessee has the right to terminate the lease.

34.	SIGNS: Lessor will designate the location of the Premises, if any, for one or more Lessee identification sign(s). Lessee agrees to have Lessor reasonably install and maintain Lessee’s identification sign(s) in such designated location in accordance with this Paragraph 34 at Lessee’s sole cost and expense. Lessee has no right to install Lessee identification signs in any other location in, on or about the Premises or the Building and will not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or from within the Building in any interior or exterior common areas. The size, design, color and other physical aspects or any and all permitted sign(s) will be subject to (i) Lessor’s written approval prior to installation, which approval may be withheld in Lessor’s discretion, (ii) any covenants, conditions or restrictions governing the Premises, and (iii) any applicable municipal or governmental permits and approvals. Lessee will be solely responsible for all reasonable costs for installation, maintenance, repair and removal of any Lessee identification sign(s). If Lessee fails to remove Lessee’s sign(s) upon termination of this Lease and repair any damage caused by such removal, Lessor may do so at Lessee’s sole cost and expense. Lessee agrees to reimburse Lessor for all reasonable costs incurred by Lessor to effect any installation, maintenance or removal on Lessee’s account, which amount will be deemed additional rent, and may include, without limitation, all sums disbursed, incurred or deposited by Lessor including Lessor’s costs, expenses and actual attorneys’ fees with interest thereon at the Interest Rate from the date of Lessor’s demand until paid by Lessee. Any sign rights granted to Lessee under this Lease are personal to Lessee and may not be assigned, transferred or otherwise conveyed to any assignee or sublessee of Lessee without Lessor’s prior written consent, which consent Lessor may withhold in its sole and absolute discretion.

35.	LIMITATION ON LIABILITY: In consideration of the benefits accruing hereunder, Lessee on behalf of itself and all successors and assigns of Lessee covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Lessor: (a) Lessee’s recourse against Lessor for monetary damages will be limited to Lessor’s interest in the Building including, subject to the prior rights of any Mortgagee, Lessor’s interest in the rents of the Building and any insurance proceeds payable to Lessor; (b) except as may be necessary to secure jurisdiction of the partnership, no partner of Lessor shall be sued or named as a party in any suit or action and no service of process shall be made against any partner of Lessor; (c) no partner of Lessor shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner of Lessor and any judgment taken against any partner of Lessor may be vacated and set aside at any time after the fact; (e) no writ of execution will be levied against the assets of any partner of Lessor; (f) the obligations under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Lessor, and Lessee shall no seek recourse against the individual partners, directors, officers of shareholders of Lessor or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) these covenants and agreements are enforceable both by Lessor and also any partner of Lessor.

36.	FINANCIAL STATEMENTS: Prior to the execution of this Lease by Lessor and at any time during the Term of this Lease upon ten (10) days prior written notice from Lessor, Lessee agrees to provide Lessor with a current financial statement for Lessee and any guarantors of Lessee and financial statement for the two (2) years prior to the current financial statement year for Lessee and any guarantors of Lessee. Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Lessee, audited by an independent certified public accountant.

37.	QUIET ENJOYMENT: Lessor covenants and warrants that upon Lessee paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Lessee’s part to be observed and performed under this Lease, Lessee may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

38.	MISCELLANEOUS:

(a)	Conflict of Laws: This Lease shall be governed by and construed solely pursuant to the laws of the State of California without giving effect to choice of law principles thereunder.

(b)	Successors and Assigns: Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(c)	Professional Fees and Costs: If either Lessor or Lessee should bring suit against the other with respect to this Lease, then all reasonable cost and expenses, including without limitation, professional fees and costs such as appraiser, accountants’ and attorneys’ fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys’ fees and costs shall include, without limitation, attorneys’ fees, costs and expenses incurred in connection with any (i) post judgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

(d)	Landlord Renovation: Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, develop, alter, or modify (collectively, the “Renovations”) portions of the Building, Premises, Common Areas and the Building, including without limitation, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Building, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of Rent. Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s property, Alterations or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations. If premises cannot be occupied for a period exceeding (30) days, Lessee has the right to terminate that lease.

(e)	Terms and Headings: The words “Lessor” and “Lessee” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(f)	Time: Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is provided.

(g)	Prior Agreement; Amendments: This Lease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

(h)	Separability: The Provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

(i)	Recording: Neither Lessor nor Lessee shall record this Lease nor a short form memorandum thereof without the consent of the other.

(j)	Counterparts: This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

(k)	Nondisclosure of Lease Terms: Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Lessor. Disclosure of the terms could adversely affect the ability of Lessor to negotiate other leases and impair Lessor’s relationship with other lessees. Accordingly, Lessee agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper of other publication or any other lessee or apparent prospective lessee of the Building or other portion of the Building, either directly or indirectly, without the prior written consent of Lessor, provided, however, that Lessee may disclose the terms to prospective sublessees or assignees under this Lease.

(l)	Non-Discrimination: Lessee acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of person, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

39.	EXECUTION OF LEASE:

(a)	Joint and Several Obligations: If more than one person or entity executes this Lease as Lessee, their execution of the Lease will constitute their covenant and agreement that (i) each of the them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Lessee, and (ii) the term “Lessee” as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or noticed or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease as Lessee with the same force and effect as if each and all of them had so acted or so given or received which notice or refund of so signed.

(b)	Lessee as Corporation or Partnership: If Lessee executes this Lease as a corporation, limited liability company, or partnership, then Lessee and the persons executing this Lease on behalf of Lessee represents and warrant that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Lessee’s behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Lessee if the bylaws of lessee require such authorization, a copy of which is to be delivered to Lessor on execution hereof, if requested by Lessor, and, in the case of a limited liability in accordance the operating agreement and any amendments thereto, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Lessor on execution hereof, if requested by Lessor, and that this Lease is binding upon Lessee in accordance with its terms.

(c)	Examination of Lease: Submission of this instrument by Lessor to Lessee for examination or signature by Lessee does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Lessor and Lessee.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

LESSOR:	F & S PROPERTIES, LLC, a California Limited Liability company

By:	/s/ Todd B. Foster
Print Name:	Todd B. Foster
Print Title:	Partner
Date:	1-12-04

LESSEE:	COTHERIX, INC. a Delaware corporation

By:	/s/ Donald J. Santel
Print Name:	DONALD J. SANTEL
Print Title:	President & COO
Date:	1/09/04

EXHIBIT “A-I”

FLOOR PLAN

EXHIBIT “A-II”

SITE PLAN

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]

EXHIBIT “B”

ADJUSTMENTS TO MONTHLY BASE RENT

Commencing February 1, 2004 through March 31, 2004 inclusive, the monthly rent shall be $10,954.00.

EXHIBIT “C”

DESCRIPTION OF LESSORS WORK

INTENTIONALLY LEFT BLANK

EXHIBIT “D”

LESSEE’S INSURANCE REQUIREMENTS

This outlines the insurance requirements of your Lease. To assure compliance with theses terms, we suggest you send a copy of this Exhibit to your insurer or agent. Initial Certificates and endorsements must be provided to Lessor prior to occupancy of the Premises and renewals ten (10) days before expiration.

1.	Comprehensive or Commercial General Liability Insurance:

$1,000,000. Combined Single Limit, each occurrence.

$1,000,000. Aggregate (minimum) this location.

$1,000,000. Products/Completed Operations Aggregate.

$50,000. Fire Legal Liability Limit, per fire, Bodily Injury, Property Damage, Personal Injury and Advertising Injury; Blanket Contractual Liability - Covering Indemnity Section 18(b); Products and Completed Operations Liability; Lessor as an Additional Insured; Severability of Interest, permitting Cross liability among insured; provision stating that lessee’s insurance is primary and non-contributing with any insurance carried by Lessor.

2.	Lessee’s Property Insurance:

All Risks coverage of Property owned by Lessee or for which the Lessee is legally liable; full replacement cost basis.

3.	Lessee’s Business Interruption Insurance:

All Risks coverage of operations as leased premises; covering one-years business interruption due to insured peril.

4.	Lessee’s Workers’ Compensation and Employer’s Liability Insurance:

Statutory Limits and terms required by State; $1,000,000. Employer’s Liability Limit:

All insurance is to be with licensed insurers having a Best’s rating of “A X” or better, and must include the following:

Waiver of Subrogation in favor of Lessor Thirty (30) day pre-notice of cancellation/non renewal to Lessor.

SEND CERTIFICATE AND ENDORSEMENT TO:

F & S Properties, LLC

c/o Foster Enterprises

250A Twin Dolphin Drive

Redwood City, CA 94065

PLEASE INCLUDE ADDRESS OF PREMISES.

1301 Shoreway Road, Suite 320

Belmont, CA 94002

EXHIBIT “E”

DEFINITION OF OPERATING EXPENSES

1.	Items Included In Operating Expenses. The term “Operating Expenses” as used in the Lease to which this Exhibit “E” is attached means: all costs and expenses of operation, maintenance and repair of the Building and the Common Areas (as such terms are defined in the Lease), as determined by standard accounting practices, calculated assuming the Building is ninety-five percent (95%) occupied, including the following costs by way of illustration but not limitation, but excluding those items specifically set forth in Paragraph 3 below: (a) Real Property Taxes and Assessments (as defined in Paragraph 2 below) and any taxes or assessments imposed in lieu thereof; (b) any and all assessments imposed with respect to the Building pursuant to any covenants, conditions and restrictions affecting the Building, the Common Areas or the Building; (c) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities; (d) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government or quasi-government authority in connection with the use, occupancy or alteration of the Building or the premises or the parking facilities serving the Building or the Premises; (e) costs of insurance obtained by Lessor pursuant to Paragraph 19 of the Lease; (f) waste disposal and janitorial services; (g) security; (h) labor; (i) costs incurred in the management of the Building, including, without limitation; (i) supplies, (ii) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees used in the management, operation and maintenance of the Building, (iii) Building management office rental, supplies, equipment and related operating expenses, and (iv) a management/administrative fee determined as a percentage of the annual gross revenues of the Building exclusive of the proceeds of financing or a sale of the Building and an administrative lee for the management of the Building Common Area determined as a percentage of Building Common Area Operating Expenses; (j) supplies, materials, equipment and tools including rental of personal property used for maintenance; (k) repair and maintenance of the elevators and the structural portions of the Building, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Lessor; (l) maintenance, costs and upkeep of all parking and Building Common areas; (m) depreciation on a straight line basis (n) amortization on a straight line basis over the useful life [together with interest at the Interest Rate on the unamortized balance] of all capitalized expenditures which are: (i) reasonably intended to produce a reduction in operating charges or energy consumption; or (ii) required under any governmental law or regulation that was not applicable to the Building at the time it was originally constructed; or (iii) for replacement of any Building equipment needed to operate the Building at the same quality levels as prior to the replacement; (o) costs and expenses of gardening and landscaping; (p) maintenance of signs (other than signs of Lessees of the Building); (q) personal property taxes levied on or attributable to personal property used in connection with the Building or the Common Areas; (r) reasonable accounting, audit, verification, legal and other consulting fees, (s) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves, and (t) rental of personal property used in maintenance. When calculating Operating Expenses for purposes of establishing Lessee’s Base Operating Expenses and Real Property Taxes, Operating Expenses shall not include Real Property Taxes and Assessments attributable to special assessments, charges, costs, or fees or due to modifications or changes in governmental laws or regulations including, but not limited to, the institution of a split tax roll, and shall exclude market-wide labor-rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes and utility increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

2.	Real Property Taxes. The term “Real Property Taxes”, as used in this Exhibit “E”, means; any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Lessor in the Premises, Building, Common Areas or the Building (as such terms are defined in the Lease), adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed building ready for occupancy, including the following by way of illustration but not limitation; (a) any tax on Lessor’s “right” to rent or “right” to other income from the Premises or as against Lessor’s business of leasing the Premises; (b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Lessee and Lessor that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Lessee and Lessor that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “real property taxes” for the purposes of this Lease; (c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the premises or other premises in the Building or the rent payable by Lessee hereunder or other lessees of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repairs, use or occupancy by Lessee of the Premises, or any portion thereof but not on Lessor’s other operations; (d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Lessee is a party, creating or transferring an interest or an estate in the Premises; and/or (e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.

Notwithstanding the foregoing, if at any time after the Commencement Date, the amount of Real Property Taxes decreases, then for purposes of all subsequent Lease Years, including the Lease Year in which such decrease in Real Property Taxes occurs, Lessee’s Base Operating Expenses and Real Property Taxes shall be decreased by an amount equal to such decrease in Real Property Taxes.

3.	Items Excluded from Operating Expenses. Notwithstanding the provisions of Paragraphs 1 and 2 above to the contrary, “Operating Expenses” and/or “Real Property Taxes” will not include: (a) Lessor’s federal or state income, franchisee, inheritance or estate taxes; (b) any ground lease rental; (c) costs incurred by Lessor for the repair of damage to the Building to the extent that Lessor is reimbursed by insurance or condemnation proceeds or by lessees, warrantors or other third persons; (d) depreciation, amortization and interest payments, except as specifically provided herein, and except on materials, tools, supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with standard accounting practices; (e) brokerage commissions, finders’ fees, attorneys’ fees, space planning costs and other costs incurred by Lessor in leasing or attempting to lease space in the Building; (f) costs of a capital nature, including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with standard accounting practices; provided, however, the capital expenditures set forth in Subparagraph 1(n) above will in any event be included in the definition of Operating Expenses; (g) interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Building or the Building; (h) costs, including permit, license and inspection costs, incurred with respect to the installation of lessee improvements for lessees in the Building (including the original Lessee Improvements for the Premises), or incurred in renovating or otherwise improving, decorating, painting or redecorating space for lessees or other occupants of the Building, including space planning and interior design costs and fees; (i) attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective lessees or other occupants of the Building; provided, however, that Operating Expenses and Real Property Taxes will include those attorneys’ fees and other costs and expenses incurred in connection with negotiations, disputes or claims relating to items of Operating Expenses and in Real Property Taxes, enforcement of rules and regulations of the Building, and such other matters relating to the maintenance of standards required of Lessor under the Lease; (j) except for the administrative/management fees described in Subparagraph 1 (i) above, costs of Lessor’s general corporate overhead, (k) all items and services for which Lessee or any other lessee in the Building reimburses Lessor (others than through operating expenses pass-through provisions); (l) electric power costs for which any lessee directly contracts with the local public service company; and (m) costs arising from Lessor’s charitable or political contributions.

EXHIBIT “F”

STANDARDS FOR UTILITIES AND SERVICES

The following standard for utilities and services are in effect. Lessor reserves the right to adopt nondiscriminatory modifications and additions hereto.

Subject to the terms and conditions of the Lease and provided Lessee remains in occupancy of the Premises, Lessor will provide or make available the following utilities and services:

1. On Monday through Friday, except holidays, from 8:00 a.m. to 6:00 p.m. (and other times at a reasonable hourly additional charge to be fixed by Lessor, the current cost of after hours HVAC is $45.00 an hour, subject to annual review), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Lessor it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are extended to the full length of the window opening and adjusted to a 45-degree angle. Lessor will not be responsible for room temperatures if Lessee does not keep all window coverings in the Premises extended to the full length of the window opening and adjusted to a 45-degree angle whenever the system is in operation. Lessee agrees to cooperate fully at all times with Lessor, and to abide by all reasonable regulations and requirements which Lessor may prescribe for the proper function and protection of said air conditioning system. Lessee agrees not to connect any apparatus, device, conduit or pipe to the chilled and hot water air conditioning supply lines of the Building. Lessee further agrees that neither Lessee nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter the mechanical installations or facilities of the Building or the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system will be charged to Lessee if the need for maintenance work results from either Lessee’s adjustment of room thermostats or Lessee’s failure to comply with its obligations under this Exhibit, including keeping window coverings extended to the full length of the window opening and adjusted to a 45 degree angle. Such work will be charged at hourly rates equal to then-current journeyman’s wages for air conditioning mechanics.

2. Lessor will make available to the Premises, 24 hours per day, seven days a week, electric current as required by the Building standard office lighting and fractional horsepower office business machines including copiers, personal computer and word processing equipment in an amount not to exceed six (6) watts per square foot per normal business day. Lessee agrees should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Lessor monthly for the measured consumption at the average cost per kilowatt-hour charged to the building during the period. If a separate meter is not installed at Lessee’s cost, such excess cost will be established by an estimate agreed upon by Lessor and Lessee, and if the parties fail to agree, such cost will be established by an independent licensed engineer selected in Lessor’s reasonable discretion, whose fee shall be shared equally be Lessor and Tenet. Lessee agrees not to use any apparatus or device in, upon or about the Premises (other than standard office business machines, personal computers and work processing equipment) which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Lessee further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the written consent of Lessor. Should Lessee use the same to excess, the refusal on part of Lessee to pay upon demand of Lessor the amount established by Lessor for such excess charge will constitute a breach of the obligation to pay rent under this Lease and will entitle Lessor to the rights therein granted for such breach. Lessee’s use of electric current will never exceed the capacity of the feeders to the Building, or the risers or wiring installation and Lessees will not install or use or permit the installation of use of any computer or electronic data processing equipment in the Premises (except standard office business machines, personal computers and word processing equipment) without the prior written consent of Lessor.

3. Water will be available in public and is for drinking and lavatory purposes only, but if Lessee requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, of which fact Lessee constitutes Lessor to be the sole judge, Lessor may install a water meter and thereby measure Lessee’s water consumption for all purposes. Lessee agrees to pay Lessor for the cost of the meter and the cost of the installation thereof and throughout the duration of Lessee’s occupancy Lessee will keep said meter and installation equipment in good working order and repair at Lessee’s own cost and expense, in default of which Lessor may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Lessee. Lessee agrees to pay for water consumed, as shown on such meter, as and when bills and rendered, and on default in making such payment, Lessor may pay such charges and collect the same from Lessee. Any such costs or expenses incurred, or payments made by Lessor for any of the reasons or purposes hereinabove stated will be deemed to be additional rent payable by Lessee and collectible by Lessor as such.

4. Lessor will provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Lessee, and unless otherwise agreed to by Lessor and Lessee no one other than persons approved by Lessor shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they will be kept clean and in order by Lessee, at Lessee’s expense, and to the satisfaction of Lessor, and by persons approved by Lessor. Lessee agrees to pay to Lessor the cost of removal of any of Lessee’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

5. Lessor reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electrical systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, when in the judgment of Lessor such actions are desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Lessor will have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Lessor’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or by reason of the requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel supply. It is expressly understood and agreed that any covenants on Lessor’s part to furnish any services pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Lessee, will not be deemed breached if Lessor is unable to furnish or perform the same by virtue of a strike of labor trouble or any other cause whatsoever beyond Lessor’s control.

“EXHIBIT G”

ESTOPPEL CERTIFICATE

(Sample only, actual Estoppel to be as required by Lender or Others)

The undersigned, (“Lessee”), hereby certifies to                                                   as follows:

1.	Attached hereto is a true, correct and complete copy of that certain lease dated , 20 , between , Lessor and Lessee (the “Lease”), regarding the premises located 1301 Shoreway Road, Belmont, California 94002 (the “Premises”). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2.	The Term of the Lease commenced on , 20

3.	The Term of the Lease shall expire on , 20

4.	The Lease has: (Initial one)
( )	not been amended, modified, supplemented, extended, renewed or assigned.
( )	been amended, modified, supplemented, extended, renewed or assigned by the following described terms or agreements, copies of which are attached hereto.

5.	Lessee has accepted and is now in possession of the Premises.

6.	Lessee and Lessor acknowledge that Lessor’s interest in the Lease will be assigned to and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of is obtained, and that until further notice, payments under the Lease may continue as heretofore.

7.	The amount of Monthly Base Rent is $

8.	The amount of security deposits (if any) is $ . No other security deposits have been made except as follows:

9.	Lessee is paying the full lease rental, which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except as follows:

10.	All work required to be performed by Lessor under the Lease has been completed except as follows:

11.	There are no defaults on the part of the Lessor or Lessee under the Lease except as follows:

12.	Neither Lessor nor Lessee has any defense as to its obligations under the Lease and claims no set-off or counterclaim against the other party except as follows:

13.	Lessee has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies other than as provided in the Lease except as follows:

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that                              is about to fund a loan to Lessor or                                  is about to purchase the Building from Lessor and that                                  is relying upon the representations herein made in funding such loan or in purchasing the Building.

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of                 , 20    .

Lessee:

By:

SAMPLE ONLY

[NOT FOR EXECUTION]

EXHIBIT “H”

RULES AND REGULATIONS

A.	General Rules and Regulations. The following rules and regulations govern the use of the Building and the Building Common Areas. Lessee will be bound by such rules and regulations and agrees to cause Lessee’s Authorized users, its employees, sublessees, assignees, contractors, suppliers, customers and invitees to observe the same.

1.	Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside or inside of the Building or the Building without the prior written consent of Lessor. Lessor will have the right to remove, at Lessees expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Lessee and under the direction of Lessor by a person or company designated or approved by Lessor.

2.	If Lessor reasonably objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Lessee will immediately discontinue such use. Lessee agrees not to place anything against or near glass partitions of doors or windows which may appear unsightly from outside the Premises including from within any interior common areas.

3.	Lessee will not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators and stairways are not open to the general public, but are open, subject to reasonable regulation, to Lessee’s business invitees. Lessor will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Lessor would be prejudicial of the safety, character, reputation and interest of the Building and its lessees, provided that nothing herein contained will be construed to prevent such access to persons with whom any lessee normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No lessee and no employee or invitee of any lessee will go on the roof of the Building without the prior consent of Lessor.

4.	Lessee will not obtain for use on the Premises ice, food, food vendors, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such reasonable hours and under such reasonable regulations as may be fixed by Lessor. Lessor expressly reserves the right to absolutely prohibit solicitation, canvassing, distribution of handbills or any other written material, peddling, sales and displays of products, goods and wares in all portions of the Building except as may be expressly permitted under the Lease. Lessor reserves the right to restrict and regulate the use of the common areas of the Building and Building by invitees of lessees providing services to lessees on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a lessee’s premises for such purposes. Without limiting the foregoing, Lessor may require that such parties use service elevators, halls, passageways and stairways for such purposes to preserve access within the Building for lessees and the general public.

5.	Lessor reserves the right to require Lessee to periodically provide Lessor with a written list of any and all business invitees which periodically or regularly provide goods and services at the premises. Lessor reserves the right to preclude any vendors from entering or conducting business within the Building and the Building if such vendors are not listed on lessee’s list of requested vendors.

6.	Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. the following business day, or such other hours as may be established from time to time by Lessor, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified. Lessee will be responsible for all persons for whom it requests passes and will be liable to Lessor for all acts of such persons. Lessor will not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Lessor reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

7.	The directory of the Building or the Building will be provided exclusively for the display of the name and location of lessees only and Lessor reserves the right to exclude any other names therefrom.

8.

All cleaning and janitorial services for the Building and the Premises will be provided exclusively through Lessor, and except with the written consent of Lessor, no person or persons other than those approved by Lessor will be employed by Lessee or permitted to enter the Building for the purpose of cleaning the same. Lessee will not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

9.	Lessor will furnish Lessee, free of charge, with two keys to the front door lock of the Premises. Lessor may make a reasonable charge for any additional keys. Lessee shall not make or have made additional keys, and Lessee shall not alter any lock, install any new additional lock, or bolt on any door of the Premises without the prior consent of Lessor. Lessee, upon the termination of its tenancy, will deliver to Lessor the keys to all doors which have been furnished to Lessee, and in the event of loss of any keys so furnished, will pay Lessor the reasonable cost therefore.

10.	If Lessee requires telegraphic, telephonic, burglar alarm, satellite dishes, antennae or similar services, it will first obtain Lessor’s approval, and comply with, Lessor’s reasonable rules and requirements applicable to such services, which may include separate licensing by, and fees paid to, Lessor.

11.	Freight elevator(s) will be available for use by all lessees in the Building, subject to such reasonable scheduling as Lessor, in its discretion, deems appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Lessor. Lessee’s initial move in and subsequent deliveries of bulky times, such as furniture, safes and similar items will, unless others agreed in writing by Lessor, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries will be made which impede or interfere with other lessees or the operation of the Building.

12.	Lessee will not place a load upon any floor of the Premises, which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Lessor will have the right to reasonably prescribe the weight, size and position of all safes, heavy equipment, files, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by Lessor, stand on such platforms as reasonably determined by Lessor to be necessary to properly distribute the weight, which platforms will be provided at Lessee’s expense. Business machines and mechanical equipment belonging to Lessee, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be reasonably objectionable to any lessees in the Building or Lessor, are to be placed and maintained by Lessee, at Lessee’s expense, on vibration eliminators or other devises sufficient to eliminate noise or vibration. Lessee will be responsible for all structural engineering required to determine structural load, as well as the expense thereof. The person employed to move such equipment in or out of the Building must be reasonably acceptable to Lessor. Lessor will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property will be repaired at the expense of Lessee.

13.	Lessee will not use or keep in the Premises any kerosene, gasoline or flammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Lessee will not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner reasonably offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors or vibrations, nor will Lessee bring into or keep in or about the Premises any birds or animals except for such specially trained animals accompanying persons with physical disabilities, including but not limited to seeing-eye dogs.

14.	Lessee will not use any method of heating or air conditioning other than that supplied by Lessor without Lessor’s prior written consent.

15.	Lessee will not waste electricity, water or air conditioning; agrees to cooperate fully with Lessor to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Lessee has actual notice; and will refrain from attempting to adjust controls.

16.	Lessor reserves the right to change the name and street address of the Building upon sixty (60) days written notice to Lessee. Without the written consent of Lessor, Lessee will not use the name of the Building or the Building in connection with or in promoting or advertising the business of Lessee except as Lessee’s address.

17.	Lessee will close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and lighting or gas before Lessee and its employees leave the Premises. Lessee will be responsible for any damage or injuries sustained by other lessees or occupants of the Building or by Lessor for noncompliance with this rule.

18.	The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule will be borne by the lessee who, or whose employees or invitees, break this rule. Cleaning of equipment of any type is prohibited. Shaving is prohibited.

19.

Lessee will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other good or merchandise to the general public in or on the Premises. Lessee will not use the Premises for any business or activity other than that specifically provided for in this Lease. Lessee will not conduct, nor permit to be conducted, either voluntarily or involuntarily, an auction upon the Premises without first having obtained Lessor’s written consent, which Lessor may withhold in its sole and absolute discretion.

20.	Lessee will not install any radio or television antenna, loudspeaker, or other devices on the roof(s) or exterior walls of the Building or the Building. Lessee will not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

21.	Except for the ordinary hanging of pictures and wall decorations, Lessee will not mark, drive nails, scraw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Lessor reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Lessee will not cut or bore holes for wires. Lessee will not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor. Lessee shall repair any damage resulting from noncompliance with this rule.

22.	Lessee will not install, maintain or operate upon the Premises any vending machines without the written consent of Lessor.

23.	Lessor reserves the right to exclude or expel from the Building any person who, In Lessor’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.	Lessee will store all its trash and garbage within its Premises or in other facilities provided by Lessor. Lessee will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with reasonable directions issued from time to time by Lessor.

25.	The Premises will not be used for lodging or for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or reasonably objectionable purpose. No cooking will be done or permitted on the Premises without Lessor’s consent, except the use by Lessee of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees’ use will be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26.	Neither Lessee nor any of its employees, agents, customers and invitees may use in any space or in the public halls of the Building or the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Lessor may approve. Lessee will not bring any other vehicles of any kind into the Building.

27.	Lessee agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

28.	Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29.	To the extent Lessor reasonably deems it necessary to exercise exclusive control over any portions of the common Areas for the mutual benefit of the lessees in the Building or the Building, Lessor may do so subject to reasonable, non-discriminatory additional rules and regulations.

30.	Lessor prohibits smoking in the Building.

31.	Lessee’s requirements will be attended to only upon appropriate application to Lessor’s asset management office for the Building by an authorized individual of Lessee or by such other means provided in the Lease. Employees of Lessor will not perform any work or do anything outside of their regular duties unless under special instructions from Lessor, and no employee of Lessor will admit any person (Lessee of otherwise) to any office without specific instructions from Lessor.

32.	These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Lessor may waive any one or more of these Rules and Regulations for the benefit of Lessee of any other lessee, but no such waiver by Lessor will be construed as a waiver of such Rules and Regulations in favor of Lessee or any other lessee, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the lessees of the Building.

33.	Lessor reserves the right to make such other and reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Lessee agrees to abide by all such Rules and Regulations herein above stated and any additional reasonable and non-discriminatory rules and regulations which are adopted and of which Lessee receives prior notice. Lessee is responsible for the observance of all the foregoing rules by Lessee’s employees, agents, clients, customers, invitees and guests.

B.	Parking Rules and Regulations. The following rules and regulations govern the use of the parking facilities which serve the Building. Lessee will be bound by such rules and regulations and agrees to cause its employees, sublessees, assignees, contractors, suppliers, customers and invitees to observe the same:

1.	Lessee will not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, sublessees, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Lessor for such activities. No vehicles are to be left in the parking areas overnight and no vehicles are to be parked in the parking areas other than normally sized passenger automobiles, motorcycles and pick-up trucks. No extended term storage of vehicles is permitted.

2.	Vehicles must be parked entirely within painted stall lines of a single parking stall.

3.	All directional signs and arrows must be observed.

4.	The speed limit within all parking areas shall be five (5) miles per hour.

5.	Parking is prohibited; (a) in areas not striped for parking; (b) in aisles or on ramps; (c) where “no parking” signs are posted; (d) in cross-hatched areas; and (e) in such other areas as may be designated from time to time by Lessor or Lessor’s parking operator.

6.	Lessor reserves the right, without cost or liability to Lessor, to tow any vehicle if such vehicle’s audio theft alarm system remains engaged for an unreasonable period of time.

7.	Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

8.	Lessor may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator’s car to removal, at such car owner’s expense. Lessee agrees to use its best efforts to acquaint its employees, sublessees, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

9.	All damage or loss claimed to be the responsibility of Lessor must be reported, itemized in writing and delivered to the management office located within the Building within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Lessor is not responsible for damage by water or fire, or for the acts or omissions of others, or for articles left in vehicles. In any event, the total liability of Lessor, if any, is limited to Two Hundred Fifty Dollars ($250.00) for all damages or loss to any car. Lessor is not responsible for loss of use.

10.	Lessor reserves the right, without cost or liability to Lessor, to tow any vehicles which are used or parked in violation of these rules and regulations.

11.	Parking will be free of charge for the initial Term of the Lease.

C.	Lessor reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

EXHIBIT “I”

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in the Hazardous Materials Disclosure Certificate is necessary for the Lessor (identified below) to evaluate and finalize a lease agreement with you as the Lessee. After a lease agreement is signed by you and the Lessor (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 29 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Lessor subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Lessor to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Lessor:	F & S Properties, LLC
250A Twin Dolphin Drive
Redwood City, CA 94065
Phone: (650) 622-2801

Name of (Prospective) Tenant:

Mailing Address:

Contact Person:                                                                             Telephone  Number:

Address of (Prospective) Premises:

Length of (Prospective) Initial Term:

1.	GENERAL INFORMATION:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled service and activities to be provided otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials be used, generated, stored or disposed of in, on, or about the Premises? Existing tenants should described any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes:	Yes	☐	No	☒
Chemical Products:	Yes	☐	No	☒
Other:	Yes	☐	No	☒

If Yes is marked, please explain:

2.2	If Yes is marked in Section 2.1 attach a list of any Hazardous Materials to be used, general, stored or disposed of in, on or about the Premises, Including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time, estimated annual throughput, the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from ongoing operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGETANKS AND SUMPS

	3.1	Is any above or belowground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes ☐ No ☐

If Yes, please explain:

4.	WASTE MANAGEMENT

	4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☐ No ☒

	4.2	Has your company filed a biennial or quarterly report as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes ☐ No ☒

If Yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

	5.1	Will your company discharge wastewater or other wastes to:

Storm drain? ☐ Sewer? ☐

Surface water? ☐ No wastewater or other wastes discharged ☐

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

	5.2	Will any such wastewater or waste be treated before discharge?

Yes ☐ No ☐

If Yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES

	6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on, or about the Premises that will discharge into the air, and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on, or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐ No ☒

If Yes, please describe:

	6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s): ☐ Incinerator(s-):- ☐

Dip tank(s): ☐ Other (Please describe): ☐

Drying oven(s): ☐ No Equipment Requiring Air Permits: ☐

If Yes, please describe:

7.	HAZARDOUS MATERIALS DISCLOSURES

	7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐ No ☒

If Yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

	7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes ☐ No ☒

If Yes, please explain:

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

	8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquires regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process or being, undertaken or if any such requests have been received.

Yes ☐ No ☒

If Yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Lessor pursuant to the provisions of Section 29 of the signed Lease Agreement.

	8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concern?

Yes ☐ No ☒

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should described and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Lessor pursuant to the provisions of Section 29 of the signed Lease Agreement.

	8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes ☐ No ☒

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Lessor under the provisions of the signed Lease Agreement.

9.	PERMITS AND LICENSES

	9.1	Attach copies of all Hazardous Materials permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Lessor in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 29 of the Lease Agreement; and (C) that Tenant/Lessee shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Lessor’s/Tenant’s receipt and/or approval of such certificate. Lessee further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Lessee from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, any duty on Lessor to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Lessee is in compliance with all Environmental Laws; (i) the delivery of such certificate, (ii) Lessor’s review and approval of such certificate, (iii) Lessor’s failure to obtain such certificate from Lessee at any time, or (iv) Lessor’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Lessee or Lessee’s Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Lessor and it partners, lenders and representatives may, and will rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof, of the Lease Agreement.

I (print name) DONALD J. SANTEL acting with full authority to bind the (proposed) Lessee and on behalf of the (proposed) Lessee, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

By:	/s/ Donald J. Santel
Print Name:	DONALD J. SANTEL
Title:	COO
Date:	1/9/03